For the fiscal period ended 6/30/04
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I. Name of Fund: The Prudential Series Fund, Inc. ? SP Goldman Sachs Small Cap Value Portfolio

1.   Name of Issuer:
	Renovis, Inc.

2.   Date of Purchase
	02/04/04

3.   Number of Securities Purchased
	13,814

4.   Dollar Amount of Purchase
	$165,768

5.   Price Per Unit
	$12.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	CIBC World Markets

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Goldman Sachs
Piper Jaffray
SG Cowen